Exhibit 32
SECTION 1350 CERTIFICATIONS
The undersigned certify that, to their knowledge, the Form 10-K of Wilmington Trust Corporation (“Wilmington Trust”) for 2010 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that the information contained in that report fairly presents, in all material respects, the financial condition and results of operation of Wilmington Trust.

March 1, 2011	/s/ Donald E. Foley
DONALD E. FOLEY
Chief Executive Officer

March 1, 2011	/s/ David R. Gibson
DAVID R. GIBSON
Executive Vice President, Chief Operating Officer, and Chief Financial Officer